1/27 L_13254457_V1 29.01.21 92132-478 Execution Version Dated 29 January 2021 FIRST SUPPLEMENTAL AGREEMENT between THE COMPANIES listed in Part I of Schedule 1 to the Agreement as joint and several borrowers THE COMPANIES listed in Part II of Schedule 1 to the Agreement as original guarantors THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 to the Agreement as original lenders BORR IHC LIMITED as security provider DANSKE BANK A/S, DNB BANK ASA, and CITIGROUP GLOBAL MARKETS LIMITED as hedging banks DANSKE BANK A/S and DNB BANK ASA as coordinators DANSKE BANK A/S, DNB BANK ASA, and CITIGROUP GLOBAL MARKETS LIMITED as bookrunners and mandated lead arrangers DNB BANK ASA as original issuing bank DNB BANK ASA as facility agent __________________________________ Relating to a USD 450,000,000 senior secured credit facilities agreement originally dated 25 June 2019 as amended and restated by an amendment and restatement agreement dated 7 July 2020 _________________________________ PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

2/27 L_13254457_V1 29.01.21 92132-478 THIS FIRST SUPPLEMENTAL AGREEMENT (the "Supplemental Agreement") is entered into on 29 January 2021 between: (1) THE COMPANIES listed in Part I of Schedule I to the Agreement as joint and several borrowers (the "Borrowers"); (2) THE COMPANIES listed in Part II of Schedule I to the Agreement as original guarantors (the "Original Guarantors"); (3) BORR IHC LIMITED, of S.E. Pearman Building, 2nd Fl., 9 Par-la-Ville Road, Hamilton HM 11, Bermuda, with company registration number 55669, as security provider (the "Security Provider"); (4) THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 to the Agreement as original lenders (the "Original Lenders"); (5) DANSKE BANK A/S and DNB BANK ASA, as coordinators (the "Coordinators"); (6) DANSKE BANK A/S, DNB BANK ASA, and CITIGROUP GLOBAL MARKETS LIMITED as hedging banks (the "Hedging Banks"); (7) DANSKE BANK A/S, DNB BANK ASA, and CITIGROUP GLOBAL MARKETS LIMITED as bookrunners and mandated lead arrangers (the "Arrangers"); (8) DNB BANK ASA as original issuing bank (the "Original Issuing Bank"); and (9) DNB BANK ASA, Dronning Eufemias gate 30, 0191 Oslo, Norway, as facility agent (the "Agent"). WHEREAS: A. The Borrowers, the Original Guarantors, the Security Provider, the Original Lenders, the Coordinators, the Hedging Banks, the Arrangers, the Original Issuing Bank and the Agent entered into an amendment and restatement agreement dated 7 July 2020 to a senior secured credit facilities agreement originally dated 25 June 2019 (the "Agreement"). B. The parties hereto have agreed to make certain amendments to the Agreement in order to implement certain requests as set out in the letter from the Original Borrower dated 1 September 2020 and in subsequent correspondence between the Original Lenders and the Original Borrower. NOW IT IS HEREBY AGREED AS FOLLOWS: 1 DEFINITIONS 1.1 In this Supplemental Agreement, unless the context otherwise requires, terms defined in the Agreement shall bear the same meaning when used herein. In addition, the Agreement means the Agreement as supplemented by this Supplemental Agreement, and: "Effective Date" means the date on which the Agent (on behalf of the Lenders) has confirmed to the Borrower that the conditions precedent documents listed in Schedule 1 hereto have been delivered and found to be acceptable. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

3/27 L_13254457_V1 29.01.21 92132-478 1.2 The provisions of clause 1.2 (Construction) of the Agreement apply to this Supplemental Agreement as though they were set out herein in their entirety. 2 REPRESENTATIONS AND WARRANTIES 2.1 Each Obligor represents and warrants to the Finance Parties that the Repeating Representations are true and correct as of the date of this Supplemental Agreement and on the Effective Date. 4 AMENDMENTS TO THE AGREEMENT 4.1 With effect on and from the Effective Date, the Agreement shall be amended in the following respect: (a) The definition of "Approved Ship Registers" in Clause 1.1 (Definitions) to be amended to read as follows: "Approved Ship Registers" means, the international ship registers of Liberia, the Marshall Islands, Panama, Vanuatu and any other jurisdictions approved by the Lenders. and the definition of “Reflagging Date” as well as Clause 26.14 (Reflagging) shall be deleted. (b) A new definition of "Deferral Agreement" shall be included in Clause 1.1 (Definitions) as follows: "Deferral Agreement" means agreement from the Other Stakeholders as described in paragraph (a) of Clause 25.33 (Other Stakeholders). (c) A new definition of "Deferral Confirmation Notice" shall be included in Clause 1.1 (Definitions) as follows: "Deferral Confirmation Notice" means written confirmation from the Agent to the Original Borrower confirming that the Agent has received evidence (in form and substance satisfactory to the Lenders) that (i) Deferral Agreement has been reached (ii) the executed long form documentation for each Other Stakeholder (the "Other Stakeholder Documentation") in connection with the Deferral Agreement as it relates to such Other Stakeholder is otherwise in form and substance satisfactory to the Lenders and (iii) such long form documentation is effective (subject only to the effectiveness of this First Supplemental Agreement, the first supplemental agreement in respect of the Back Stop Facility and the long form documentation in respect of each other Other Stakeholder). It being understood that the Agent shall either (A) provide the Deferral Confirmation Notice to the Original Borrower, or (B) notify the Original Borrower that it has not been provided with satisfactory evidence that the conditions set out at items (i) and (ii) of this definition have been fulfilled, in each case as soon as possible and no later than 7 Business Days of receipt from the Original Borrower of evidence (satisfactory to the Original Borrower) that Deferral Agreement has been reached (in the opinion of the Original Borrower). (d) A new definition of "Deferral Confirmation Notice Deadline" shall be included in Clause 1.1 (Definitions) as follows: "Deferral Confirmation Notice Deadline" means 23:59 in Oslo on 31 January 2021. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

4/27 L_13254457_V1 29.01.21 92132-478 (e) The definition of "Equity Raise" in Clause 1.1 (Definitions) to be amended to read as follows: "Equity Raise" means receipt by the Original Borrower of cash proceeds of at least USD 200,000,000 in aggregate following equity issue(s) in the Original Borrower completed on or after the date of the Original Agreement. (f) A new definition of "First Supplemental Agreement" shall be included in Clause 1.1 (Definitions) to read as follows: "First Supplemental Agreement" means the first supplemental agreement to this Agreement dated 29 January 2021. (g) The definition of "Margin" in Clause 1.1 (Definitions) to be amended to read as follows: "Margin" means: (a) 5.25 (five point twenty five) per cent. per annum if the Equity Raise has not been completed (of which 0.50 per cent. per annum shall be referred to as the "Extension Step-Up Margin"); and (b) 4.40 ( four point forty) per cent. per annum if the Equity Raise has been completed (of which 0.50 per cent. per annum shall be referred to as the "Extension Step-Up Margin"). (h) A new definition of "Original Termination Date" shall be included in Clause 1.1 (Definitions) to read as follows: "Original Termination Date" means 27 June 2022. (i) A new definition of "Other Stakeholder Documentation" shall be included in Clause 1.1 (Definitions) to read as follows: "Other Stakeholder Documentation" has the meaning given to that term in the definition of "Deferral Confirmation Notice". (j) Paragraph (b) of the definition of "Restricted Party" in Clause 1.1 (Definitions) to be amended to read as follows: (b) that is located, organized, domiciled or resident in or incorporated under the laws of any country or territory that is, or whose government is, the target of Sanctions broadly prohibiting dealings with such government, country, or territory (including, without limitation, at the date of the Original Agreement, Crimea/Sevastopol, Cuba, Iran, North Korea, Syria and Sudan); (k) A new paragraph (b)(v) shall be included in the definition of "Screen Rate Replacement Event" as follows: (v) in the case of a Screen Rate for LIBOR the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information: (A) stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

5/27 L_13254457_V1 29.01.21 92132-478 that representativeness will not be restored (as determined by such supervisor); and (B) with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication; or (l) The definition of "Term Loan" in Clause 1.1 (Definitions) to be amended to read as follows: "Term Loan" means a Facility A Loan, a Facility A Incremental Loan or Trade Finance Loan. (m) The definition of "Termination Date" in Clause 1.1 (Definitions) to be amended to read as follows: "Termination Date" means (i) 3 January 2023 if the Deferral Confirmation Notice has been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline, and (ii) the Original Termination Date if the Deferral Confirmation Notice has not been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline. (n) A new definition of "Trade Finance Loan" shall be included in Clause 1.1 (Definitions) as follows: "Trade Finance Loan" has the meaning given to that term in paragraph (c) of Clause 14.3 (Fees payable in respect of Trade Finance Instruments). (o) Clause 8.1 (Repayment of the Facility A Loan) to be amended to read as follows: 8.1 Repayment of the Facility A Loan (a) If the Deferral Confirmation Notice has been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline, the Borrowers shall repay the Facility A Loan in a single balloon repayment equal to the remaining principal amount of the Facility A Loan then outstanding (plus accrued interest) on the Termination Date. (b) If the Deferral Confirmation Notice has not been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline the Borrowers shall repay the Facility A Loan: (i) prior to the Establishment Date by quarterly instalments each in the amount of USD 27,890,625 on each of 31 March 2022 and 30 June 2022; and (ii) if applicable, after the Establishment Date, by quarterly instalments each in the amount of USD 29,696,970 on each of 31 March 2022 and 30 June 2022; and and, in each case, a balloon repayment equal to the remaining principal amount of the Facility A Loan then outstanding (plus accrued interest) on the Termination Date. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

6/27 L_13254457_V1 29.01.21 92132-478 (p) Clause 8.4 (Reduction of Revolving Facility Commitments) to be amended to read as follows: 8.4 Reduction of Revolving Facility Commitments (a) If the Deferral Confirmation Notice has been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline, the Revolving Facility Commitments shall not be reduced. (b) If the Deferral Confirmation Notice has not been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline, the Revolving Facility Commitments shall be reduced: (i) prior to the Establishment Date (if any) in quarterly reductions each in the amount of USD 2,734,375 on each of 31 March 2022 and 30 June 2022; and (ii) after the Establishment Date (if any) in quarterly reductions each in the amount of USD 5,303,030 on each of 31 March 2022 and 30 June 2022 and, in each case, such reductions shall cancel the Revolving Facility Commitments of the relevant Lenders on a pro rata basis, and no amount reduced and cancelled in accordance with this Clause may be subsequently reborrowed or reinstated. (q) Clause 9.4 (Mandatory prepayment - Sanctions) to be amended to read as follows: 9.4 (Mandatory prepayment - Sanctions) If any Relevant Person or any direct or indirect Subsidiary of any Relevant Person (i) has violated any Sanctions or (ii) has become a Restricted Party: (a) the Borrowers shall promptly notify the Agent thereof; and (b) upon receipt of such notice, each Lender shall have the right to cancel its Commitments and demand the Borrowers repay any Loans owing by it together with accrued interest, and all other amounts accrued under the Finance Documents on the date specified by the Agent in the notice delivered to the Borrowers, such date should not to be less than three (3) Business Days’ after the Agent’s notice to the Borrowers, but not later than on the date required by the relevant Sanctions, if applicable. (r) Clause 11.2 (Payment of Interest) to be amended to read as follows: 11.2 Payment of Interest (a) Subject to the remaining provisions of this Clause 11.2, the Borrowers shall pay accrued interest on the Loans on the last day of each Interest Period (and, if the Interest Period is longer than three (3) months, on the dates falling at three (3) monthly intervals after the first day of the Interest Period). (b) Subject to paragraph (b) below, accrued interest on each Loan in respect of the portion of the interest comprised of the Extension Step-Up Margin only, shall, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

7/27 L_13254457_V1 29.01.21 92132-478 on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three monthly intervals after the first day of the Interest Period) be added to the principal amount of the relevant Loan and repaid on the Termination Date (together with the interest accrued on such principal amounts). (c) The Borrowers may elect (by written notice from the Original Borrower to the Agent received by the Agent no later than 10 Business Days prior to the Original Termination Date) to pay accrued interest on the Loans in respect of the portion of the interest comprised of the Extension Step-Up Margin on the last day of each Interest Period (and, if the Interest Period is longer than three (3) months, on the dates falling at three (3) monthly intervals after the first day of the Interest Period), from the Original Termination Date. (d) (i) Subject to paragraph (iii) below, accrued interest on each Loan falling due at the end of the Interest Periods in September 2020 and December 2020 (the "2020 Interest Payments") shall on such date be added to the principal amount of the relevant Loan and be repaid (together with the interest accrued on such principal amounts) on September 2021 and December 2021 respectively (the "Interest Capitalization"). (ii) To the extent the 2020 Interest Payments has been paid by the Borrowers prior to the Effective Date, the 2020 Interest Payments shall, prior to the Interest Capitalization, be repaid to the Borrowers within 3 Business Days of the "Effective Date" under and as defined in the First Supplemental Agreement, it being understood that the Agent shall only be required to make such repayment to the Borrowers in respect of sums received from the Lenders. (iii) If the Deferral Confirmation Notice has not been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline the Borrowers shall, within 3 Business Days, repay, in full, any amount of interest added to the principal amounts of Loans (together with the interest accrued on such principal amounts) pursuant to paragraph (i) above. (s) A new paragraph (a) to Clause 11.3 (Default Interest) shall be amended to read as follows: (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 3.00 percentage points higher than the rate which would have been payable (and, for this purpose, calculated on the basis that the interest payable pursuant to paragraph (b) of Clause 11.2 (Payment of Interest) was payable in cash) if the Unpaid Sum had, during the period of non-payment, constituted a loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 11.3 shall be immediately payable by the Obligor on demand by the Agent. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

8/27 L_13254457_V1 29.01.21 92132-478 (t) Paragraph (c) of Clause 14.3 (Fees payable in respect of Trade Finance Instruments) to be amended to read as follows: (c) (i) Subject to paragraph (iii) below, the accrued Trade Finance Instrument fee and the fronting fee shall be payable in advance on the first day of each period of ninety (90) days (or such shorter period as shall end on the Expiry Date for that Trade Finance Instrument) starting on the date of issue of that Trade Finance Instrument save in respect of any Trade Finance Instrument fee payable to the Lenders in September 2020 and December 2020 (the "2020 Fees") which shall be deemed to constitute a new loan (the "Trade Finance Loan"), the principal amount of which shall be repaid in two equal instalments (together with the interest accrued on such principal amounts) on the date of the end of Interest Periods in September 2021 and December 2021 respectively (it being understood that the preceding sentence shall not apply to any Trade Finance Instrument fee (if any) payable to correspondent banks which have issued Trade Finance Instruments on behalf of the Issuing Bank) (the "Fee Capitalization"). (ii) To the extent the 2020 Fees has been paid by the Borrowers prior to the Effective Date, the 2020 Fees shall, prior to the Fee Capitalization, be repaid to the Borrowers within 3 Business Days of the "Effective Date" under and as defined in the First Supplemental Agreement, it being understood that the Agent shall only be required to make such repayment to the Borrowers in respect of sums received from the Lenders. (iii) If the Deferral Confirmation Notice has not been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline the Borrowers shall, within 3 Business Days, repay the Trade Finance Loan (together with the interest accrued on such principal amounts) in full. (iv) If the outstanding amount of a Trade Finance Instrument is reduced, any Trade Finance Instrument fee or fronting fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective. (u) A new paragraph (b) to Clause 14.2 (Commitment Fee) shall be included to read as follows: (b) (i) Subject to paragraph (iii) below, the commitment fees payable to the Lenders in September 2020 and December 2020 (the "2020 Commitment Fees") shall on such date be added to the principal amount of the relevant Loan (and for the avoidance of doubt the relevant Loan for the commitment fee in respect of the Trade Finance Facility shall be the Trade Finance Loan) and be repaid (together with PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

9/27 L_13254457_V1 29.01.21 92132-478 the interest accrued on such principal amounts) on September 2021 and December 2021 respectively (the "Commitment Fee Capitalization"). (ii) To the extent the 2020 Commitment Fees has been paid by the Borrowers prior to the Effective Date, the 2020 Commitment Fees shall, prior to the Commitment Fee Capitalization, be repaid to the Borrowers within 3 Business Days of the "Effective Date" under and as defined in the First Supplemental Agreement, it being understood that the Agent shall only be required to make such repayment to the Borrowers in respect of sums received from the Lenders. (iii) If the Deferral Confirmation Notice has not been received by the Original Borrower prior to the Deferral Confirmation Notice Deadline the Borrowers shall, within 3 Business Days, repay, in full, the 2020 Commitment Fees (together with the interest accrued on such principal amounts) pursuant to this paragraph (b). (v) A new Clause 14.4 (Extension Fee) shall be included to read as follows: 14.4 Extension Fee Provided the Deferral Confirmation Notice has been received by the Original Borrower by the Deferral Confirmation Notice Deadline, with the effect that the Termination Date does not revert to the Original Termination Date, an extension fee in an amount equal to 1.00 percent of the Total Commitments outstanding on the date of the First Supplemental Agreement to this Agreement and due to be paid to the Agent (for further distribution to the Lenders) on the date of the Deferral Confirmation Notice, shall be added to the principal amount of the Loans and repaid on the Termination Date (together with the interest accrued on such principal amount). Provided however, that the Borrowers may elect (by written notice from the Original Borrower to the Agent received by the Agent no later than 10 Business Days prior to the Original Termination Date) to pay such extension fee (including interest accrued on such principal amount) in cash on the Original Termination Date. (w) Paragraph (b) of Clause 22.22 (Sanctions) shall be amended to read as follows: (b) Neither it, nor any other member of the Group, their Affiliates, their joint ventures, and their respective directors, officers, employees, agents or representatives: (i) is a Restricted Party, acts directly or indirectly on behalf of a Restricted Party or is involved in any transaction through which it is likely to become a Restricted Party; (ii) is engaging, or has engaged in any transaction, action or conduct that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions; or (iii) is, or has been, engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Restricted Party; or PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

10/27 L_13254457_V1 29.01.21 92132-478 (iv) is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority or any other relevant third party. (x) Clause 24.3 (Book Equity Ratio) to be amended to read as follows: 24.3 Book Equity Ratio The Original Borrower (on a consolidated basis) shall: (i) at all times to and including 31 December 2021 have a Book Equity Ratio equal to or higher than 25 per cent.; (ii) at all times from and including 1 January 2022 to and including 31 December 2022 have a Book Equity Ratio equal to or higher than 30 per cent.; and (iii) at all times on and after 1 January 2023 have a Book Equity Ratio equal to or higher than 35% per cent.. (y) Clause 24.5 (Minimum Liquidity) to be amended to read as follows: 24.5 Minimum Liquidity The Original Borrower (on a consolidated basis) shall: (i) at all times to and including 30 December 2021 have not less than USD 5,000,000 in Cash; (ii) at all times from and including 31 December 2021 to and including 29 June 2022 have not less than USD 10,000,000 in Cash; (iii) at all times on and after 30 June 2022 have not less than USD 15,000,000 in Cash; (z) Clause 24.6 (Debt Service Cover Ratio) shall be deleted in its entirety. (aa) Clause 23.8 (Additional information undertakings) shall be amended to read as follows: 23.8 Additional information undertakings The Original Borrower undertakes to the Finance Parties to: (a) provide a written presentation to the Finance Parties in sufficient time to allow for the presentation to be agreed between all of the Finance Parties and the Original Borrower no later than 31 January 2021 setting out specific proposals to improve the liquidity position of the Group which are reasonably likely to be implementable (the “Specific Proposals”) and reasonable detail of the steps taken and timelines for further steps to be taken in connection with such Specific Proposals (the “Action Plan”); (b) provide a written update on the Action Plan (including an update in respect of each of the Specific Proposals together with a summary of steps taken, an update on timeline and a reasonable explanation of such steps and anticipated timeline), PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

11/27 L_13254457_V1 29.01.21 92132-478 and include in the update (i) potential additional measures (irrespective of the Specific Proposals set out in the Action Plan) considered to be made by the Company and its group to improve their liquidity situation, (ii) descriptions of the anticipated liquidity effects of each measure and (iii) the expected time lines and deadlines for when such measures shall be finalized and the liquidity effect is expected to be realized, on the last Business Day of each month; (c) provide 12 month liquidity and cash flow forecasts on the 15th Business Day of each month, including a written explanation setting out, in sufficient detail, any subsequent developments in respect of, liquidity, earnings and revenue which deviate from the previous forecasts provided; (d) give the Agent at least 21 days' prior written notice (specifying the place and jurisdiction of the proposed filing) before any vote to consider filing for bankruptcy, Chapter 11, a restructuring plan, a scheme of arrangement, a company voluntary arrangement or any other insolvency or restructuring proceeding in any jurisdiction in respect of the Original Borrower or any other member of the Group so that the Agent (acting on the instructions of all the Lenders) may work with the Original Borrower towards a restructuring support agreement and engage counsel or otherwise; and (e) give the Agent at least 10 days' prior written notice (specifying the place and jurisdiction of the filing) of any actual filing by the Original Borrower or any other member of the Group (including any Obligor) for bankruptcy, Chapter 11, a restructuring plan, a scheme of arrangement, a company voluntary arrangement or any other insolvency or restructuring proceeding in any jurisdiction. and each update in respect of the Action Plan and the other updates, reports and forecasts to be delivered under paragraph (a) to (c) above shall be in form and substance satisfactory to the Finance Parties acting reasonably (and shall be deemed satisfactory by the Finance Parties in the absence of written notification to the contrary from the Agent (on behalf of any Lender), setting out in sufficient detail the reasons for such update, report or forecast not being satisfactory, within 5 Business Days of delivery of each such update in respect of the Action Plan, other update, report or forecast). (bb) Paragraph (h) of Clause 25.6 (Compliance with laws and sanctions) shall be amended to read as follows and a new paragraph (i) shall be included to read as follows: (h) No Obligor shall directly or indirectly use the proceeds of a Loan, or lend or contribute or otherwise make available all or any part of such proceeds to any subsidiary, joint venture partner, Relevant Person, Affiliate or any other person to fund activities or business of or with any person, or in any country or territory, that, at the time of such funding is a Restricted Party or in any other manner that would result in, or is likely to result in (i) a violation of Sanctions by any person (including any person participating in the loan hereunder, whether as a Finance Party or otherwise) or (ii) it or a Finance Party becoming a Restricted Party or otherwise a target of Sanctions. (i) Each Obligor shall institute and maintain policies and procedures designed to promote an achieve compliance by it and each of its Subsidiaries, and each of their respective directors, officers and employees with: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

12/27 L_13254457_V1 29.01.21 92132-478 (i) Sanctions; and (ii) the requirements of this Clause 25.6. (cc) Paragraph (c)(vi) of Clause 25.30 (Additional undertakings related to the Security Provider) shall be amended as follows: (vi) a guarantee in favour of PPL Shipyard Pte Ltd in respect of certain deferred interest amounts in relation to certain seller’s credits granted in relation to the jack up rigs "GALAR", "GERD", "GERSEMI", "GRID", "GYME", "NATT", "GROA", "NJORD" and "GUNNLOD" in an amount equal to no more than the Capitalised Interest as defined in and pursuant to the "Global Amendment Deed" dated 5 June 2020 (the "Global Amendment Deed") as further amended by the "Second Global Amendment Deed" dated on or about the date of the First Supplemental Agreement (the "Second Global Amendment Deed"), in each case entered into between, among others, the Original Borrower as the parent company and PPL Shipyard Pte Ltd as the seller provided that the Original Borrower shall, if the amount of guaranteed capitalised interest exceeds USD 115,000,000, provide the Lenders with documentation and calculations in relation to any adjustments to LIBOR, and for the avoidance of doubt any amendment or modification to the "Capitalised Interest" provisions in the Global Amendment Deed as amended by the Second Global Amendment Deed (and any related documents), including without limitation any amendment, modification or replacement for the method of calculation of such capitalised interest (including alternative reference rates and any credit adjustment spread) is subject to the prior written consent of all of the Lenders; and (dd) A new Clause 25.33 (Other Stakeholders) shall be included to read as follows: 25.33 Other Stakeholders The Original Borrower undertakes to the Finance Parties: (a) by no later than the Deferral Confirmation Notice Deadline, to provide evidence satisfactory to the Lenders that each Other Stakeholder and the Lenders under and as defined in the Backstop Facility have (where applicable) entered into agreements: (i) to defer the final maturity date (as at the date of the First Supplemental Agreement to this Agreement) in respect of any Financial Indebtedness owed by the Original Borrower or its Affiliates to any Other Stakeholder by at least such period as may be required to ensure that such maturity date falls after the Termination Date; (ii) to defer amortisation payments in respect of the Financial Indebtedness referred to in paragraph (i) above to the relevant maturity date; and (iii) if required, in respect of the undertakings of the Original Borrower set out at paragraph (b), (c) and (f) below; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

13/27 L_13254457_V1 29.01.21 92132-478 it being understood and agreed between the Parties that if no such evidence is provided within the Deferral Confirmation Notice Deadline no Default or Event of Default shall occur under this Agreement; (b) from the Effective Date to 1 January 2021 and, provided Deferral Agreement has been reached, from 1 January 2021 to the Termination Date, not to make any payment, and to procure that none of its Affiliates shall make any payment to any Other Stakeholder in respect of: (i) any capitalised PIK interest; or (ii) the construction costs of any rigs; (c) if Deferral Agreement is reached, not to pay, and procure that none of its Affiliates shall pay, any amount to any minimum liquidity account pledged in favour of Hayfin Services LLP or any of their Affiliates until 30 September 2021 other than in accordance with paragraph (d) below; (d) if Deferral Agreement is reached, not to pay or prepay any instalment of principal, otherwise repay any principal or provide any cash collateral, and procure that none of its Affiliates shall pay or prepay any instalment of principal, otherwise repay any principal or provide any cash collateral, in respect of Financial Indebtedness to any creditor until the Termination Date, other than in respect of any: (i) sale of a rig; (ii) total loss in respect of a rig; or (iii) exercise of creditor purchase option in respect of a rig and the deemed or actual repayment of principal in connection therewith (including any related right to re-finance that rig in order to avoid a creditor exercising such option (it being understood that the terms of the Agreement will apply to such refinancing and such refinancing may not have a maturity date falling on or prior to the Termination Date and the terms of, and conditions attaching to, such financing, including the cash payable margins, interest, fees or commission payable or the rate at which they are calculated are no more favourable than the terms and conditions of the financing arrangement being refinanced (and, in relation to any margin increase “more favourable” shall mean an increase in the existing margin by an amount more than one per cent (1%) which is cash payable))) pursuant to (A) clause 10 of the "Second Global Amendment Deed" dated on or about the date of the First Supplemental Agreement to this Agreement and entered into between, among others, the Original Borrower as the parent company and PPL Shipyard Pte Ltd as the seller or (B) clause 22.24 of the facility agreement dated 25 June 2019 (as amended, restated, supplemented or modified as at the date falling on or about the date of the First Supplemental Agreement to this Agreement) between among others Borr Midgard Assets Ltd. as borrower and Hayfin Services LLP as agent) in each case (for the avoidance doubt) such provisions may not PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

14/27 L_13254457_V1 29.01.21 92132-478 to be amended, restated, supplemented or modified without the consent of all of the Lenders , and in the case of paragraphs (i) and (ii) above,, such rig shall immediately prior to such event listed in paragraphs (i) and (ii) above have been subject to a first preferred or priority ship mortgage in favour of the relevant Other Stakeholder as security for amounts outstanding to them provided that such mortgage was originally registered on or prior to 30 July 2020 notwithstanding subsequent mortgage amendments) (and in each case limited to such minimum amount as is required to the repaid thereunder in respect of such mandatory prepayment event and not to exceed the net sale or total loss proceeds actually received); unless the Borrowers under this Agreement have made a corresponding prepayment of the Loans or provide corresponding cash collateral pro rata to the repayment of or provision of cash collateral to any other creditors simultaneously with such payment to such other creditors provided that that any cash collateral required to be paid to remedy a breach of the loan to value covenant (under the facility agreement dated 25 June 2019 (as amended, restated, supplemented or modified) between among others Borr Midgard Assets Ltd. as borrower and Hayfin Services LLP as agent) being the "VTL Coverage" as defined therein, may only be made if the Original Borrower has (in addition to the other provisions of this paragraph (d)) provided such evidence as the Agent (acting on the instructions of the Lenders) may require that such payment is required to be made, including but not limited to the provision of the broker valuations and "VTL Coverage" calculations; (e) if Deferral Agreement is reached, other than late payment interest in the ordinary course of business to suppliers (and for the avoidance of doubt none of PPL Shipyard Pte Ltd, Keppel FELS Limited or Offshore Partners Pte. Ltd nor any of their respective Affiliates are, or shall be deemed to be, "suppliers"), not to make any payment of interest to any creditor, and procure that none of its Affiliates shall make any payment of interest to any creditor (other than, in each case, to the Finance Parties, the "Finance Parties" under and as defined in the Back Stop Facility, Hayfin Services LLP or any of their Affiliates or in respect of the unsecured convertible bond 2018/2023 dated 18 May with the Original Borrower as Issuer) until 31 December 2021, unless the Borrowers under this Agreement have made a corresponding prepayment of deferred interest under this Agreement pro rata to the payment of interest to any other creditors simultaneously with such payment to such other creditors; (f) if Deferral Agreement is reached, not to make any payment of "cost cover" and "holding costs" due to Keppel FELS Limited (as those terms are defined in, and on the terms set out in, the Framework Deed dated 4 June 2020 as amended, restated, supplemented or modified from time to time between, among others, the Original Borrower as the parent, Keppel FELS Limited as the builder, and Offshore Partners Pte. Ltd. as the creditor) (it being agreed that in each case "PIK interest" may be payable on such deferred amounts); (g) to promptly notify the Agent in writing, if, prior to the Deferral Confirmation Deadline, it becomes apparent that Deferral Agreement will not be reached. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

15/27 L_13254457_V1 29.01.21 92132-478 On the date of such notification (the "Notification Date") the Deferral Confirmation Notice will be deemed not to have been received by the Deferral Confirmation Notice Deadline and any provision of this agreement that takes effect on the Deferral Confirmation Notice Deadline if the Deferral Confirmation Notice has not been received shall take effect on the Notification Date and the Borrowers shall promptly (and not later than 3 Business Days from the Notification Date) make the payments required to be on the Notification Date pursuant to paragraph (c) (iii) of Clause 11.2 (Payment of Interest), paragraph (b) (iii) of Clause 14.2 (Commitment Fee) and paragraph (c) (iii) of Clause 14.3 (Fees payable in respect of Trade Finance Instruments); and (h) (i) to procure that all rigs owned by the Group shall continue to be operated and deployed on the basis of maximizing cash flow to the Group, taking into account customer requirements, rig preparedness, rig location, rig mobilisation, other costs and other relevant factors; and (ii) to procure that there will be no discrimination (otherwise than on grounds or factors described in paragraph (i) above) against utilisation of the rigs. it being agreed that, the restrictions and undertakings of the Original Borrower set out at paragraph (a), (b), (d), (e) and (f) above do not apply to the payments to Keppel FELS Limited and PPL Shipyard Pte Ltd not exceeding in aggregate; USD 6,000,000 to each of Keppel FELS Limited and PPL Shipyard Pte Ltd (USD 12,000,000 in total) in 2021 and USD 12,000,000 to each of Keppel FELS Limited and PPL Shipyard Pte Ltd (USD 24,000,000 in total) in 2022, each in accordance with the "Second Framework Deed" dated on or about the date of the First Supplemental Agreement and entered into between, among others, the Original Borrower as the parent, Keppel FELS Limited as the builder and Offshore Partners Pte. Ltd. as the creditor and the "Second Global Amendment Deed" dated on or about the date of the First Supplemental Agreement and entered into between, among others, the Original Borrower as the parent company and PPL Shipyard Pte Ltd as the seller respectively. (ee) A new Clause 25.34 (No new intermediate holding companies) shall be included to read as follows: 25.34 No new intermediate holding companies The Original Borrower undertakes not to contribute or otherwise transfer all of the issued share capital of any of its direct Subsidiaries to another Subsidiary of the Original Borrower and the Security Provider undertakes not to contribute or otherwise transfer all of the issued share capital of any of its Subsidiaries to another Subsidiary of the Original Borrower. (ff) A new Clause 25.35 (Additional limitations in respect of Security) shall be included to read as follows: 25.35 Additional limitations in respect of Security PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

16/27 L_13254457_V1 29.01.21 92132-478 No member of the Group may grant or permit to be granted any Security or Quasi-Security (howsoever described (other than the Security or Quasi Security provided in connection with Other Stakeholder Documentation or Back Stop Facility on or before 30 July 2020), nor enter into any contractual arrangements for the sharing of proceeds or rights under any existing Security or Quasi- Security (however described), for the benefit of all or some of the Other Stakeholders under the Other Stakeholder Documentation or the "Finance Parties" under and as defined in the Back Stop Facility (or their Affiliates or related parties from time to time) which, whether directly or indirectly (whether as part of a series of transactions or otherwise) secures Financial Indebtedness under the Other Stakeholder Documentation or the Back Stop Facility owing at the date of the Deferral Confirmation Notice (or otherwise Financial Indebtedness relating to any refinancing of such Other Creditor Documentation or the Back Stop Facility following the date of the Deferral Confirmation Notice) in respect of any assets of any member of the Group (other than in the case of a refinancing of Other Stakeholder Documentation or the Back Stop Facility, new security on the same terms and scope as the existing Security or Quasi-Security rights provided for under such long form documentation), unless: (i) required solely to remedy a loan to value covenant breach under the Other Stakeholder Documentation or the Back Stop Facility and the aggregate value of all such additional security granted after the date of the Deferral Confirmation Notice across the Other Stakeholder Documentation or the Back Stop Facility is less than or equal to $5,000,000 (it being understood that the provision of any cash collateral pursuant to this paragraph (i) shall be subject to Clause 25.33(d)); or (ii) contemporaneously with the grant of such additional security, the relevant member or members of the Group shall grant to the Agent equivalent additional security (to be determined by the Agent, acting reasonably) for the obligation of the Obligors under the Finance Documents in form and substance satisfactory to the Agent (acting on the instructions of all Lenders); or (iii) such Security is granted over rigs delivered pursuant to a "Construction Contract" under and as defined in the Second Framework Deed made between, among others the Original Borrower and Keppel FELS Limited to Financial Indebtedness owed to Keppel FELS Limited or Offshore Partners Pte. Limited. (gg) Paragraph (a) of Clause 26.12 (Minimum Value) shall be amended to read as follows: (a) The Borrowers shall procure that the aggregate Market Value of the Rigs (plus any additional security previously provided by an Obligor under paragraph (b) below) is at all times at least equal to 140 per cent. of the aggregate outstanding Loans and any undrawn and uncancelled part of the Facilities. (hh) Clause 27.2 (Financial covenants etc) shall be amended to read as follows: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

17/27 L_13254457_V1 29.01.21 92132-478 27.2 Financial covenants etc. Any requirement of Clause 23.8 (Additional Information Undertakings), Clause 24 (Financial covenants), Clause 25.14 (Negative pledge), Clause 25.30 (Additional undertakings related to the Security Provider), Clause 25.31 (Most Favoured Nations), Clause 25.32 (Invoices), paragraphs (b) to (e) of Clause 25.33 (Other Stakeholders), Clause 25.34 (No new intermediate holding companies), Clause 25.6 (Compliance with laws and sanctions), 26.1 (Insurances) and Clause 26.3 (Compliance with laws etc.) is not satisfied. (ii) Paragraph (b) of Clause 27.3 (Other obligations) shall be amended to read as follows: (b) No Event of Default under paragraph (a) above will occur if failure to comply, in the case of Clause 26.3 (Compliance with laws etc.) is capable of remedy in compliance with the applicable laws or Sanctions, and in any other case is capable of remedy and, in each case, is remedied within ten (10) Business Days of the earlier of: (i) the Agent giving notice to the Original Borrower; and (ii) an Obligor becoming aware of the failure to comply. (jj) Clause 40.3 (Replacement of Screen Rate) shall be amended to read as follows: 40.3 Replacement of Screen Rate Subject to paragraph (a) (iii) of Clause 40.2 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to: (a) providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; (b) (i) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (ii) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (iii) implementing market conventions applicable to that Replacement Benchmark; (iv) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (v) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

18/27 L_13254457_V1 29.01.21 92132-478 Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation); may be made with the consent of the Agent (acting on the instructions of all the Lenders) and the Original Borrower provided however that if, as at 15 September 2021 this Agreement provides that the rate of interest for a Loan in any currency is to be determined by reference to the Screen Rate for LIBOR the Agent (acting on the instructions of all of the Lenders) and the Borrowers shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate from and including a date no later than 15 December 2021. (kk) The typographical error in respect of the Facility A Commitment of Danske Bank, Norwegian Branch at Schedule 1 Part II of the Facility Agreement shall be corrected to USD 45,500,000. (ll) By construing references therein to "this Agreement", "herein", "hereunder" and similar terms, they shall be construed as if the same referred to the Agreement as amended hereby. 5. COSTS AND EXPENSES 5.1 The Borrower irrevocably agrees to pay to the Agent on demand, an amount equal to all costs, expenses and disbursements (including but not limited to legal fees and printing, publication and travelling expenses) incurred by the Agent and/or the Finance Parties in the negotiation, preparation and completion of this Supplemental Agreement and the maintenance, protection and enforcement of any of their rights thereunder. 6. CONTINUED EFFECTIVENESS OF FINANCE DOCUMENTS 6.1 Each Obligor confirms and undertakes that: (a) for the avoidance of doubt: (i) all its obligations and liabilities under the Agreement, including without limitation pursuant to the guarantee and indemnity created pursuant to Clause 21 (Guarantee and Indemnity) of the Agreement; and (ii) the Security created or purporting to be created by it under any Security Document, shall, upon and after Effective Date, continue in full force and effect and extend to all the obligations and liabilities covered or purporting to be covered by the Finance Documents as amended by this Supplemental Agreement; and (b) if, any conditions subsequent to the "effective date" (however described and occuring on or about the date of the Deferral Confirmation Notice) in any long form documentation for any Other Stakeholder are not satisfied or waived in accordance with the relevant provisions of such documentation and as a result an "Event of Default" (however described) occurs under such documentation it shall be an Event of Default under and as defined in the Agreement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

19/27 L_13254457_V1 29.01.21 92132-478 7. LAW AND JURISDICTION, ETC. 7.1 With reference to the definition of "Finance Document" in clause 1.1 (Definitions) of the Agreement, this Supplemental Agreement is designated as a Finance Document by the Agent and the Borrower. 7.2 The provisions of clause 45 (Governing law) and clause 47 ( Enforcement) of the Agreement shall be incorporated into this Supplemental Agreement as if set out in full herein and as if references therein to "this Agreement" are references to this Supplemental Agreement. IN WITNESS WHEREOF the parties hereto have caused this Supplemental Agreement to be duly executed the day and the year above written. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

20/27 L_13254457_V1 29.01.21 92132-478 Schedule 1: Conditions precedent to the occurrence of the Effective Date (i) in respect of each Obligor, copies of: (A) its memorandum and articles of association or other organisational documents (or confirmation that such documents most recently delivered to the Agent for the purposes of the Agreement have not been amended and remain in full force and effect); (B) its certificate of incorporation or equivalent, and including any certificates of incorporation on change of name (or confirmation that such documents most recently delivered to the Agent for the purposes of the Agreement have not been amended and remain in full force and effect); (C) if applicable, its register of members, register of directors and officers and register of mortgages and charges (or confirmation that such documents most recently delivered to the Agent for the purposes of the Agreement have not been amended and remain in full force and effect); (D) a certificate signed by a director or officer of that Obligor: a. stating its directors and officers (or attaching its register of directors and officers); b. (other than for the Original Borrower) stating its shareholders (or attaching its register of members); c. attaching copies of the documents listed at paragraphs (A), (B), (C) (or certifying that such documents most recently delivered to the Agent for the purposes of the Agreement have not been amended and remain in full force and effect) (if applicable and in respect of any applicable register of mortgages and charges, updated to include particulars of any applicable Security Document), (E), (F) and (G) and confirming that such documents have not been amended or revoked and remain in full force and effect at the date of the certificate; d. stating that no licences, authorisations, approvals or consents are required in connection with the execution, delivery, performance or validity of the Finance Documents listed at paragraphs (ii) and (iii) (inclusive) below (the "Supplemental Finance Documents") to which it is a party; and e. confirming that securing/guaranteeing of the Loans would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded. (E) the resolutions duly passed by the board of directors, and to the extent required by applicable law, the shareholder of that Obligor, evidencing the approval of the terms of and the transactions contemplated by the Supplemental Finance Documents to which it is a party and authorising its representatives to execute, deliver and perform the Supplemental Finance Documents to which it is a party; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

21/27 L_13254457_V1 29.01.21 92132-478 (F) if not included in the resolutions referred to in paragraph (E) above (and to the extent applicable), a power of attorney to its representatives for the execution and registration of the Supplemental Finance Documents to which it is a party; (G) if applicable, the resolutions duly passed by the Borrower, or relevant intermediate holding company as sole shareholder of each of the Guarantors amending the memorandum and articles of association of the relevant Guarantor amending the transfer, forfeiture and lien provisions on a form and substance satisfactory to the Agent (on behalf of the Finance Parties); (H) such other documents and evidence as the Agent (or any Lender through the Agent) shall from time to time require, based on law and regulations applicable from time to time and the Lenders' own internal guidelines applicable from time to time to identify the Obligor and any other identification or similar document any Lender may reasonably require in order to satisfy any "know your customer" requirements applicable to such Lender; (I) a specimen of the signature of each person authorised by the resolutions referred to in paragraph (E) above who will sign Supplemental Finance Documents; (ii) this Supplemental Agreement, duly executed; (iii) amendments to the Mortgages in respect of each Rig duly executed by each relevant Rig Owner; (iv) evidence that Original Borrower has received no less than USD 40,000,000 in gross proceeds from new equity (to occur no later than 31 January 2021); (v) where requested, legal opinion certificates in form and substance satisfactory to the Agent's lawyers in connection with the legal opinions referred to below; (vi) favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all Relevant Jurisdictions; and (vii) a copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

25/27 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

25/27 L_12785783_V14 27.11.20 92132-478 The Lenders: DANSKE BANK, NORWEGIAN BRANCH By: Name: Title: DNB BANK ASA By: Name: Title: CITIBANK N.A., JERSEY BRANCH By: Name: Title: GOLDMAN SACHS BANK USA By: Name: Title: CLIFFORD CAPITAL PTE. LTD. By: Name: Title: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

The Lenders: DANSKE BANK, NORWEGIAN BRANCH By: Name: Title: DNB BANKASA By: Name: Title: CITIBANK N.A., JERS EY BRANCH By: � ,, Name: Title: - ' JITENDRA PAL l Vice President GOLDMAN SACHS BANK USA By: Name: Title: CLIFFORD CAPITAL PTE. LTD. By: Name: Title: 2 5/27 l._132:l2123_ V: ZOOl ZI 91JJ2-HI PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

L_12785783_V14 27.11.20 92132-478 The Lenders: DANSKE BANK, NORWEGIAN BRANCH By: Name: Title: DNB BANK ASA By: Name: Title: CITIBANK N.A., JERSEY BRANCH By: Name: Title: GOLDMAN SACHS BANK USA By: Name: Title: CLIFFORD CAPITAL PTE. LTD. By: Name: Title: 25/27 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

L_12785783_V14 27.11.20 92132-478 The Lenders: DANSKE BANK, NORWEGIAN BRANCH By: Name: Title: DNB BANK ASA By: Name: Title: CITIBANK N.A., JERSEY BRANCH By: Name: Title: GOLDMAN SACHS BANK USA By: Name: Title: CLIFFORD CAPITAL PTE. LTD. By: Name: Title: Audra Low CEO 25/27 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

26/27 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

25/27 L_12785783_V14 27.11.20 92132-478 The Arrangers: DANSKE BANK A/S By: Name: Title: DNB BANK ASA By: Name: Title: CITIGROUP GLOBAL MARKETS LIMITED By: Name: Title: The Hedging Banks: DANSKE BANK A/S By: Name: Title: DNB BANK ASA By: Name: Title: CITIGROUP GLOBAL MARKETS LIMITED By: Name: Title: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

26/27 L_13254457_V1 28.01.21 92132-478 The Arrangers: DANSKE BANK A/S By: Name: Title: DNB BANK ASA By: Name: Title: CITIGROUP GLOBAL MARKETS LIMITED By: Name: Title: The Hedging Banks: DANSKE BANK A/S By: Name: Title: DNB BANK ASA By: Name: Title: CITIGROUP GLOBAL MARKETS LIMITED By: Name: Title: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

25/27 L_12785783_V14 27.11.20 92132-478 The Original Issuing Bank: DNB BANK ASA By: Name: Title: The Agent: DNB BANK ASA By: Name: Title: The Coordinators: DANSKE BANK A/S By: Name: Title: DNB BANK ASA By: Name: Title: Type text here PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

27/27 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).